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                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                               THREE MONTHS ENDED JUNE 30,
                                                             ------------------------------
                                                                 2004              2005
                                                             ------------      ------------
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Basic Earnings Per Share:

    Net earnings:
       Continuing operations ...........................     $    198,000      $  6,425,000
       Discontinued operations .........................          158,000           202,000
                                                             ------------      ------------
         Net earnings ..................................     $    356,000      $  6,627,000
                                                             ============      ============

    Weighted average number of common shares outstanding       20,922,011        20,950,076
    Less: weighted average number of treasury shares ...         (417,880)          (24,228)
                                                             ------------      ------------
       Weighted average number of common and common
         equivalent shares outstanding .................       20,504,131        20,925,848
                                                             ============      ============

    Basic earnings per common share:
       Continuing operations ...........................     $       0.01      $       0.31
       Discontinued operations .........................             0.01              0.01
                                                             ------------      ------------
         Net earnings ..................................     $       0.02      $       0.32
                                                             ============      ============
Diluted Earnings Per Share:

    Net earnings:
       Continuing operations ...........................     $    198,000      $  6,425,000
       Discontinued operations .........................          158,000           202,000
                                                             ------------      ------------
         Net earnings ..................................     $    356,000      $  6,627,000
                                                             ============      ============

    Weighted average number of common shares outstanding       20,922,011        20,950,076
    Weighted average number of restricted shares .......                -            15,000
    Weighted average number of shares issuable under
       employee stock plans ............................           13,962            16,016
    Dilutive effect of the exercise of stock options ...          993,766         1,253,825
    Dilutive effect of the exercise of warrants ........           54,112            59,724
    Less: weighted average number of treasury shares ...         (417,880)          (24,228)
                                                             ------------      ------------
       Weighted average number of common and common
         equivalent shares outstanding .................       21,565,971        22,270,413
                                                             ============      ============
    Diluted earnings per common share:
       Continuing operations ...........................     $       0.01      $       0.29
       Discontinued operations .........................             0.01              0.01
                                                             ------------      ------------
         Net earnings ..................................     $       0.02      $       0.30
                                                             ============      ============
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